Exhibit 4.1

Execution Version

SERIES 2025-1

INDENTURE SUPPLEMENT

among

COGENT IPv4 LLC

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

dated as of April 11, 2025

Secured IPv4 Revenue Notes, Series 2025-1 Class A-2

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND INCORPORATION BY REFERENCE	1

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	2

ARTICLE II	SERIES 2025-1 NOTE DETAILS, DELIVERY AND FORM	4

Section 2.01	Series 2025-1 Note Details	4
Section 2.02	Delivery of the Series 2025-1 Notes	4
Section 2.03	Forms of Series 2025-1 Notes	4

ARTICLE III	FUNDING OF SERIES 2025-1 PREFUNDING ACCOUNT AND OTHER ACCOUNTS; RETAINED COLLECTIONS CONTRIBUTIONS	5

Section 3.01	Funding of the Series 2025-1 Prefunding Account	5
Section 3.02	Expiration of the Series 2025-1 Prefunding Account	5
Section 3.03	Application of Funds on Deposit in the Series 2025-1 Prefunding Account During the Series 2025-1 Prefunding Period	5
Section 3.04	Pledge of Series 2025-1 Prefunding Account	5
Section 3.05	Funding of the Yield Maintenance Reserve Account	6
Section 3.06	Retained Collections Contributions	6

ARTICLE IV	GENERAL PROVISIONS	6

Section 4.01	Date of Execution	6
Section 4.02	Notices	6
Section 4.03	Governing Law	6
Section 4.04	Submission to Jurisdiction	6
Section 4.05	Waiver of Jury Trial	7
Section 4.06	Severability; Entire Agreement	7
Section 4.07	Counterparts	7

ARTICLE V	APPLICABILITY OF INDENTURE	7

Section 5.01	Applicability	7

ARTICLE VI	GUARANTEE AND SECURITY INTEREST CONFIRMATION	8

Section 6.01	Confirmation	8
Section 6.02	German Security Confirmation	8

i

SERIES 2025-1
INDENTURE SUPPLEMENT

THIS SERIES 2025-1 INDENTURE SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Indenture Supplement”), dated as of April 11, 2025, is entered into by and between (i) COGENT IPv4 LLC, a Delaware limited liability company, as the issuer (the “Issuer”), (ii) Wilmington Trust, National Association, as Indenture Trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”) and (iii) agreed and acknowledged by COGENT IPv4 HOLDCO LLC, a Delaware limited liability company, as the guarantor (the “Guarantor”).

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have entered into an Indenture, dated as of May 2, 2024 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”);

WHEREAS, the Issuer desires to enter into this Series Indenture Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of $174,400,000 initial principal amount of 6.646% Secured IPv4 Revenue Term Notes, Series 2025-1, Class A-2 (the “Series 2025-1 Class A-2 Notes” or the “Series 2025-1 Term Notes” or the “Series 2025-1 Notes”);

WHEREAS, the Series 2025-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Indenture Supplement unless the context clearly requires otherwise:

“ARD Prepayment Date” shall mean, with respect to the Series 2025-1 Term Notes, the Payment Date occurring in May 2028.

“Initial Payment Date” shall mean, with respect to the Series 2025-1 Notes, the Payment Date occurring in May 2025.

“Initial Purchaser” shall mean Morgan Stanley & Co. LLC.

“Note Rate” shall mean, with respect to the Series 2025-1 Notes, the rate per annum at which interest accrues on the Series 2025-1 Term Notes, as set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated April 4, 2025, relating to the offering by the Issuer of the Series 2025-1 Term Notes.

“Post-ARD Note Spread” shall be 3.000%.

“Rated Final Payment Date” shall mean the Series 2025-1 Rated Final Payment Date.

“Rating Agency” shall mean, in relation to the Series 2025-1 Notes issued pursuant to this Series Indenture Supplement, Kroll Bond Rating Agency, LLC.

“Series 2025-1 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-1 Closing Date” shall mean April 11, 2025.

“Series 2025-1 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2025-1 Prefunding Account” shall have the meaning ascribed to it in Section 3.01.

“Series 2025-1 Prefunding Period” shall mean the period commencing on the Series 2025-1 Closing Date and ending on the earliest to occur of the following: (i) the date that all amounts have been withdrawn from the Series 2025-1 Prefunding Account pursuant to Section 3.03, (ii) the occurrence of an Event of Default that is not waived in the manner provided in the Base Indenture, (iii) the commencement of an Amortization Period or a Cash Sweep Condition and (iv) the Payment Date occurring in October 2026.

“Series 2025-1 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Series 2025-1 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).

“Series 2025-1 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

Section 1.02         Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)             all references to “$” or “USD” are to United States dollars;

(g)            any agreement, instrument, regulation, directive or statute defined or referred to in this Series Indenture Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)            references to a Person are also to its permitted successors and assigns;

(i)             the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Indenture Supplement, shall refer to this Series Indenture Supplement as a whole and not to any particular provision of this Series Indenture Supplement, and Section, Schedule and Exhibit references are to this Series Indenture Supplement unless otherwise specified; and

(j)            whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A-1” or “A-2”) the significance thereof shall be set forth in this Series Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2025-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Indenture Supplement shall govern.

ARTICLE II

SERIES 2025-1 NOTE DETAILS, DELIVERY AND FORM

Section 2.01         Series 2025-1 Note Details.

(a)            The aggregate principal amount of the Series 2025-1 Notes which may be initially authenticated and delivered under this Series Indenture Supplement shall be issued in one Class, having the Class and Series designation, Initial Class Principal Balance, Note Rate and initial rating set forth below.

Class of Notes	Initial Class Principal Balance	Note Rate	Note Type	Rating (KBRA)
Series 2025-1, Class A-2	$174,400,000	6.646%	Term Notes	BBB(sf)

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2025-1 Term Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Series 2025-1 Closing Date to but excluding the Initial Payment Date and the denominator of which is 360. Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2025-1 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture. The initial Interest Accrual Period for the Series 2025-1 Term Notes shall consist of 44 days.

(b)            The “Series 2025-1 Note Anticipated Repayment Date” is the Payment Date occurring in April 2030.

(c)            The “Series 2025-1 Rated Final Payment Date” for the Series 2025-1 Term Notes is the Payment Date occurring in April 2055.

(d)            The Series 2025-1 Notes shall contain no Classes of Variable Funding Notes.

(e)            The Series 2025-1 Notes shall contain no Classes of Liquidity Funding Notes.

(f)            There shall be no Targeted Amortization Amount with respect to the Series 2025-1 Notes.

(g)            The Record Date for purposes of determining payments to the Holders of the Series 2025-1 Notes for the Payment Date occurring in May 2025 shall be April 30, 2025.

Section 2.02         Delivery of the Series 2025-1 Notes. Upon the execution and delivery of this Series Indenture Supplement, the Issuer shall execute and deliver the Series 2025-1 Term Notes to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2025-1 Term Notes and shall hold the Series 2025-1 Term Notes as agent for the Depositary under the Fast Automated Securities Transfer Program.

Section 2.03         Forms of Series 2025-1 Notes. The Series 2025-1 Term Notes shall be in substantially the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

FUNDING OF SERIES 2025-1 PREFUNDING ACCOUNT AND OTHER ACCOUNTS; RETAINED COLLECTIONS CONTRIBUTIONS

Section 3.01         Funding of the Series 2025-1 Prefunding Account. The Issuer shall establish a non-interest bearing segregated trust account (the “Series 2025-1 Prefunding Account”), in the name of the Indenture Trustee for the benefit of the Series 2025-1 Noteholders which shall be a Prefunding Account for all purposes under the Indenture. On the Series 2025-1 Closing Date, the Issuer will apply a portion of the net proceeds from the issuance and sale of the Series 2025-1 Notes to deposit to the Series 2025-1 Prefunding Account an amount equal to $63,200,000.

Section 3.02         Expiration of the Series 2025-1 Prefunding Account. If any funds remaining on deposit in the related Prefunding Account following the end of the applicable Prefunding Period will be withdrawn (at the direction of the Manager) and applied to prepay the Series 2025-1 Notes pro rata based on the initial principal amount of each such Note.

Section 3.03         Application of Funds on Deposit in the Series 2025-1 Prefunding Account During the Series 2025-1 Prefunding Period. On and after the Series 2025-1 Closing Date, the Issuer shall be permitted to direct the release of funds on deposit in the Series 2025-1 Prefunding Account on any day during the Series 2025-1 Prefunding Period if (i) no Default, Event of Default, Manager Termination Event, Amortization Period, Cash Trap Condition or Cash Sweep Condition will be occurring and continuing at the time of or immediately following such release; (ii) (a) after giving effect to such release, the pro forma Class A Leverage Ratio as of the last day of the calendar month immediately preceding the date of such release does not exceed 7.0x (assuming for the purposes of such calculation that all amounts available to be drawn under any Variable Funding Notes (if any) have been drawn) and (b) after giving effect to such release, the pro forma Leverage Ratio (provided that for the purposes of this calculation, the Note Principal Balance of all Notes will be reduced by an amount equal to all amounts remaining on deposit in any Prefunding Account) as of the last day of the calendar month immediately preceding the date of such release does not exceed 8.25x (assuming for the purposes of such calculation that all amounts available to be drawn under any Variable Funding Notes have been drawn); and (iii) after giving effect to such release, the pro forma Senior DSCR as of the immediately preceding Determination Date (without taking into account the Yield Maintenance Amounts related to the funds to be released from the Series 2025-1 Prefunding Account) was greater than or equal to 2.00x.

Section 3.04         Pledge of Series 2025-1 Prefunding Account. The Issuer hereby grants to the Indenture Trustee, individually and on behalf of the Holders of the Series 2025-1 Notes, a security interest in and to all of its interest in the Series 2025-1 Prefunding Account, and all funds and investment property (as defined in the UCC) on deposit or carried or credited therein from time to time, and the proceeds thereof, as security for payment of the Obligations with respect to the Series 2025-1 Notes.

Section 3.05         Funding of the Yield Maintenance Reserve Account. The Issuer shall establish a non-interest bearing segregated trust account (the “Series 2025-1 Yield Maintenance Reserve Account”), in the name of the Indenture Trustee for the benefit of the Noteholders which shall be a Yield Maintenance Reserve Account for all purposes under the Indenture. The Series 2025-1 Yield Maintenance Reserve Account shall be established to reserve an amount equal to the amount of interest that will accrue on the portion of the principal amount of the Series 2025-1 Notes equal to the amount on deposit in the Series 2025-1 Prefunding Account for the period commencing on the Series 2025-1 Closing Date and ending on the Payment Date occurring in October 2026. On the Series 2025-1 Closing Date, the Issuer will apply a portion of the net proceeds from the offering and sale of the Series 2025-1 Notes in an amount of $6,463,752 to make a deposit to the Series 2025-1 Yield Maintenance Reserve Account. The amounts in the Series 2025-1 Yield Maintenance Reserve Account shall be applied in accordance with Section 5.01(b) of the Base Indenture.

Section 3.06         Retained Collections Contributions. For purposes of the Series 2025-1 Notes, any Retained Collections Contribution made to the Issuer pursuant to Section 2.12(e) of the Base Indenture may be designated by the Issuer, acting at the direction of the Manager, as part of Aggregate Annualized Run Rate Net Cash Flow, for up to one (1) year, in an amount not to exceed (x) the greater of (A) 15% of Annualized Run Rate Net Cash Flow as of the last day of the immediately preceding calendar month and (B) $6,000,000 over any period of four (4) consecutive calendar quarters and not to exceed (y) the greater of (A) 25% of Annualized Run Rate Net Cash Flow and (B) $9,000,000 from the Series 2025-1 Closing Date to the Series 2025-1 Term Note Anticipated Repayment Date.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01         Date of Execution. This Series Indenture Supplement for convenience and for the purpose of reference is dated as of April 11, 2025.

Section 4.02         Notices. Notices required to be given to the Rating Agency by the Issuer or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuer to be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agency pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following address: abssurveillance@kbra.com.

Section 4.03         Governing Law. THIS SERIES INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.04         Submission to Jurisdiction. THE ISSUER AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.05         Waiver of Jury Trial. THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT, THE SERIES 2025-1 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 4.06         Severability; Entire Agreement. In case any provision in this Series Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Indenture Supplement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Section 4.07         Counterparts. The parties may sign any number of copies of the Base Indenture and any Series Supplement. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Base Indenture and any Series Supplement or any document to be signed in connection with the Base Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Indenture Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee, pursuant to procedures approved by the Indenture Trustee. As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01         Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Indenture Supplement and the Base Indenture as so supplemented by this Series Indenture Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

ARTICLE VI

GUARANTEE AND SECURITY INTEREST CONFIRMATION

Section 6.01           Confirmation.     Each of the Guarantor and the Issuer confirm that any guarantee given and security interest created by it under the Transaction Documents (i) continues to be in full force and effect; and (ii) has always been intended to extend to the obligations of the Guarantor and the Issuer under the Transaction Documents as amended and restated from time to time, including as amended and supplemented by this Series Indenture Supplement and shall so extend thereto in accordance with the terms of the Transaction Documents.

Section 6.02            German Security Confirmation. Without limiting the generality of Section 6.01 above, the Issuer and the Indenture Trustee hereby confirm their mutual understanding that:

(a)            the security interests created under the German Security Assignment Agreement, dated as of May 2, 2024 and entered into between the Issuer as assignor and the Indenture Trustee as security trustee (the “German Security Assignment Agreement”) continue to exist as security and that such security secures, amongst others, the prompt and complete satisfaction of all claims of any Secured Party against the Issuer under or in connection with the Transaction Documents as amended and restated from time to time, including as amended and supplemented by this Series Indenture Supplement and shall so extend thereto in accordance with the terms of the Transaction Documents and that all liabilities of the Issuer arising thereunder are already part of the "Secured Liabilities" as defined in the German Security Assignment Agreement;

(b)            the validity and enforceability of the security interests created under the German Security Assignment Agreement has not been and will not be affected or impaired by this Series Indenture Supplement; and

(c)            the provisions of the German Security Assignment Agreement continue to be in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Indenture Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

COGENT IPv4 LLC, as Issuer

By:	/s/ David Schaeffer
Name:	David Schaeffer
Title:	President

[Signature Page to Series 2025-1 Indenture Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Vice President

[Signature Page to Series 2025-1 Indenture Supplement]

Agreed and Acknowledged:

COGENT IPv4 HOLDCO LLC, as Guarantor

By:	/s/ David Schaeffer
Name:	David Schaeffer
Title:	President

[Signature Page to Series 2025-1 Indenture Supplement]